SCHEDULE 14A
                        SCHEDULE 14A INFORMATION
            Proxy Statement Pursuant to Section 14(a) of the

                     Securities Exchange Act of 1934



Filed by the Registrant    [X]

Filed by Party other than the Registrant    [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
 [X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                    APPLIED COMPUTER TECHNOLOGY, INC.
             (Name of Registrant as Specified In Its Charter)

                   William T. Hart - Attorney for
                   Registrant         (Name of
                   Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-
6(j)(2)

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule

    14a-6(i)(3)

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-

    11. 1)      Title of each class of securities to which transaction

    applies:





    2)   Aggregate number of securities to which transaction applies:





    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:



    4)   Proposed maximum aggregate value of transaction:



[ ] Check box if any part of the fee is offset as provided by Exchange Act

    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                APPLIED COMPUTER TECHNOLOGY, INC.
                       2573 Midpoint Drive
                  Fort Collins, Colorado 80525 (970) 490-
                         1849

        NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE
                      HELD JULY 11, 1996
                      AND PROXY STATEMENT

To the Shareholders:

           Notice is hereby given that the annual meeting of the shareholders of Applied Computer Technology, Inc. (the "Company") will be held at the Hyatt Regency Tech Center, 7800 E. Tufts Avenue, Denver, Colorado 80237 on July 11, 1996, at 2:30 P.M., for the following purposes:
           (1) to elect the directors who shall constitute the Company's Board of Directors for the ensuing year;
           (2) to transact such other business as may properly come before the meeting.
The Board of Directors has fixed the close of business on June 7, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at such meeting. Shareholders are entitled to one vote for each share held. As of June 7, 1996 there were 3,040,000 shares of the Company's Common Stock issued and outstanding.
                              APPLIED COMPUTER TECHNOLOGY, INC.
June 7, 1996                       By Wiley E. Prentice, Jr.
                              Chief Executive Officer











_______________________________________________________________
__ ___________________



PLEASE  INDICATE YOUR VOTING INSTRUCTIONS ON THE  ENCLOSED
PROXY CARD, AND SIGN, DATE AND RETURN THE PROXY CARD.



TO  SAVE THE COST OF FURTHER SOLICITATION PLEASE MAIL YOUR
PROXY CARD PROMPTLY.
_______________________________________________________________
__ ___________________



                APPLIED COMPUTER TECHNOLOGY, INC.
                       2573 Midpoint Drive
                  Fort Collins, Colorado
                  80525
                         (970) 490-1849

                        PROXY STATEMENT

      The accompanying proxy is solicited by the Board of Directors of the Company for voting at the annual meeting of shareholders to be held on July 11, 1996, and at any and all adjournments of such meeting. If the proxy is executed and returned, it will be voted at the meeting in accordance with any instructions, and if no specification is made the proxy will be voted for the proposals set forth in the accompanying notice of the annual meeting of shareholders. Shareholders who execute proxies may revoke them at any time before they are voted, either by writing to the Company at the address set forth above or in person at the time of the meeting. Additionally, any later dated proxy will revoke a previous proxy from the same shareholder. This proxy statement was mailed to shareholders of record on or about June 8, 1996.
     There is one class of capital stock outstanding. Provided a quorum consisting of a majority of the shares entitled to vote is present at the meeting, the affirmative vote of a majority of the shares of Common Stock voting in person or
represented by  proxy is required   to  elect  directors  for
the  upcoming    year.
Cumulative voting in the election of directors is not permitted. The adoption of any other proposals to come before the meeting will require the approval of a majority of votes cast at the meeting.

PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of June 7, 1996, by (i) each person who is known by the Company to own bene ficially more than 5% of the Company's Common Stock, (ii) each of the Company's executive officers and directors, and (iii) all executive officers and directors as a group. Shares which may be acquired by any person in the table as the result of the exercise of any option prior to August 31,1996 are treated as outstanding. Each person has sole voting and sole investment power with respect to the shares shown except as noted.


Percentage Name     and    Address          Shares
Beneficially     Owned Ownership(1)
 Wiley E. Prentice, Jr.       1,065,000(2)             35%
 2573 Midpoint Drive
 Fort Collins, CO  80525

         Cynthia E. Koehler            355,000(2)
                           11.7%
 2573 Midpoint Drive
 Fort Collins, CO  80525

Percentage Name     and    Address          Shares
Beneficially     Owned Ownership(1)
 Robert D. Oliphant             40,000(3)                1.3%
 2573 Midpoint Drive
 Fort Collins, CO  80525

        Stephanie Sissler                      -
                            -
 2573 Midpoint Drive
 Fort Collins, CO  80525

         J. Roger Moody                 42,500(4)
                           1.5%
 7319 East Black Rock Road
 Scottsdale, AZ  85255
 Michael D. DeWitt              12,500(4)                *
 931 Sailor's Reef
 Fort Collins, CO  80525

 All directors and officers as a group
  (six persons)                 1,515,000               49.8%
___________________
* Less than one percent of the shares of Common Stock.
(1) Assumes no exercise of any outstanding options or warrants.
(2) Includes shares of Common Stock currently held in an escrow account and subject to release on or before December 31, 2002. For further information regarding the terms of such escrow, see the information below.
(3) Includes 20,000 shares of Common Stock owned of record by Mr. Oliphant's wife, of which Mr. Oliphant may be deemed to be the beneficial owner.
(4) Includes 2,500 currently exercisable options.
(5)  Includes 5,000 currently exercisable options.

      In SeptemberAugust 1995, Mr. Prentice and Ms. Koehler entered into an agreement (the "Escrow Agreement") with U.S. Escrow Services, Inc., Denver, Colorado, pursuant to which 330,000 shares of Common Stock owned by Mr. Prentice and 110,000 shares of Common Stock owned by Ms.
Koehler were deposited in  an escrow   account  (the  "Escrow
Account").   The  Common   Stock deposited in the Escrow
Account is subject to release as follows: (i) in the event the Company achieves earnings per share equal to or exceeding $.23 in the fiscal year ending December 31, 1995, Mr. Prentice and Ms. Koehler will have released to them 150,000 shares and 50,000 shares, respectively; (ii) in the event the Company achieves earnings per share of $.30 in the fiscal year ending December 31, 1996, Mr. Prentice and Ms. Koehler will have released to them 255,000 shares and 85,000 shares, respectively; and (iii) in the event the Company achieves the earnings per share benchmarks in both 1995 and 1996, all of the shares in the Escrow Account will be released to Mr. Prentice and Ms. Koehler. In the event any of the foregoing benchmarks are not reached by the Company for the specified period, the escrowed shares of Common Stock not subject to release will be returned by the escrow agent to Mr.
Prentice and Ms. Koehler on  December  31, 2002.   The
determination of earnings per share will be made in accordance with generally accepted accounting principles (without regard to outstanding options or warrants) and will be based upon the audited financial statements of the Company prepared by its certified public accountants.
ELECTION OF DIRECTORS
           Unless the proxy contains contrary instructions, it is intended that the proxies will be voted for the election of the directors named below to serve until the next annual meeting of shareholders and until their successors shall be elected and shall qualify.
           All  nominees have consented to serve if elected.
In case any nominee shall be unable or shall fail to act as a director by virtue of an unexpected occurrence, the proxies may be voted for such other person or persons as shall be determined by the persons acting under the proxies in their discretion.
      The following sets forth certain information concerning the directors and executive officers of the Company:
                           Name
Age Position
Wiley  E.  Prentice, Jr.        32   President,  Chief
Executive
Officer and Director
Cynthia E. Koehler       31   Executive Vice President,
Secretary and Director
Robert  D. Oliphant       46   Chief Financial Officer,
Treasurer and Director
Stephanie Sissler        36   Vice President of Sales
J. Roger Moody      62   Director
Michael D. DeWitt        51   Director

     Officers are appointed by and serve at the discretion of the Board of Directors. Each director holds office until the next annual meeting of shareholders or until a successor has been duly elected and qualified. All of the Company's officers devote fulltime to the Company's business and affairs with the exception of Ms. Koehler.

     Wiley E. Prentice, Jr. is the founder of the Company and has been the President, Chief Executive Officer and a director since the Company's inception. Mr. Prentice also served as
Treasurer from  inception  to  February  1995.   Mr.  Prentice's
principal responsibilities   now   include   strategic
planning,   vendor relationships, and sales and marketing
activities. In 1986, Mr. Prentice formed Applied Computer Technology, a Colorado sole proprietorship which until
1989 conducted the business now engaged in by the Company. In 1989, Mr. Prentice co-founded Applied Computer Technology, a Colorado general partnership, which continued the business of the sole proprietorship until 1991, at which time the assets of the partnership were acquired by the Company. Mr. Prentice also co-founded, and is an officer and director, of Managed Care Technologies, Inc., a Colorado corporation, and serves as a partner in Medical
Information Systems,       a   Colorado   general  partnership.
Managed   Care
Technologies, Inc. and Medical Information Systems are engaged in the development and marketing of software designed to assist managed health care organizations in the analysis and control of health care costs. Mr. Prentice, on average, devotes less than one hour per week to Managed Care Technologies, Inc. and Medical Information Systems.

      Cynthia  E.  Koehler  has  been Executive  Vice
President, Secretary and a director of the Company since its inception. Ms. Koehler's principal responsibilities include human resources, corporate policy and practices and logistics. Ms. Koehler also co-founded Applied Computer Technology, the general partnership which from 1989 through 1991 conducted the business now engaged in by the Company. Ms. Koehler co-founded and is also an officer and director of Managed Care Technologies, Inc., and a general partner in Medical Information Systems. Ms. Koehler devotes approximately 15 hours per week to the business of Managed Care Technologies,
Inc.   and  Medical  Information   Systems,   and approximately
25 hours per week to the business and affairs of the Company. Ms. Koehler received her Bachelor of Science degree in computer science from Colorado State University in 1987.

      Robert D. Oliphant served as the Company's Chief Financial Officer on a part-time basis from November 1994 to February 1995, at which time he assumed full-time duties in this capacity and was also appointed Treasurer and a director. From 1983 through November 1994, Mr. Oliphant served as chief financial officer and a director of Apogee Robotics, Inc.,
Fort Collins, Colorado, a public company engaged in the manufacture of factory automation systems. In December 1994, Apogee Robotics, Inc. filed a petition under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court, District of Colorado. Mr. Oliphant received a Bachelor of Business Administration degree in accounting from Southern Methodist University in
1971.
     Stephanie Sissler has served as the Company's Vice President of Sales since March 1996. From 1991 through 1996, Ms. Sissler held various positions at Intelligent Electronics, including Vice President, Sales and Customer Service; Vice President, Marketing; and Director, Strategic Marketing. Prior to her association with Intelligent Electronics, Ms. Sissler held positions with Entre', Novell and Xerox. Ms. Sissler
received her  B.B.A.  degree                            in
Management Information Systems from James Madison University in
1981 and her M.S. degree in marketing from the University of
Colorado-Denver, 1994.

     J. Roger Moody has been a director of the Company since
July 1995.   Mr.  Moody  has  been an independent business
consultant since 1994 providing advice in the areas of marketing and operations to development stage companies.
From 1991 to 1994, Mr. Moody served as president, chief executive officer and a director of Data Switch Corp., a
publicly traded manufacturer                            of
computer  products.   From  1986 to 1991,  Mr.  Moody  served
as
president, chief executive officer and a director of Coordination Technology, Inc., Trumbull, Connecticut, a software development and marketing company. From 1985 to 1986, he was president, chief executive officer and a director of InfoCenter Software, Inc., New Paltz, New York,
a software development and marketing company.   From  1983 to
1984, he was president, chief executive officer and a director of U.S. Satellite Systems, Inc., New York, New York, a satellite design and production company. From 1981 to 1983, he was a vice president of CBS and between 1974 to 1981, a vice president of AT&T. From 1959 to 1972, he held various sales and management positions with IBM. Mr. Moody received his Bachelor of Science degree in electrical engineering from
Columbia   University  in  1958  and  his  Master   of
Business Administration degree from the University of Michigan
in   1959.
      Michael D. DeWitt has been a director of the Company since July 1995. Mr. DeWitt has served as a director of Avert, Inc., Fort Collins, Colorado, a publicly traded information services company, since May 1988, and as that
corporation's  secretary since  April  1994.   He  also served
as Avert's executive vice president from June 1990 until December 1993 and was Avert's director of marketing from
September 1988 until December 1993, when he resigned from these positions and became a part-time marketing consultant. Mr. DeWitt was re-employed by Avert, Inc. on a full-time
basis  as executive vice president-director             of
marketing in June 1994. Mr. DeWitt received his Bachelor of Arts degree in biology from Grinnell College, Grinnell, Iowa in 1965 and his Master of Business Administration degree from Keller School, Chicago, Illinois in 1980.

      The Company's Board of Directors met five times during the year ending December 31, 1995. All Directors attended
all   of
these  meetings.   The Company has an Audit  and  a
Compensation Committee whose members are J. Roger Moody and Michael D. DeWitt. The purpose of the Audit Committee is to
review and approve  the selection   of  the  Company's
auditors, review the Company's financial statements with the Company's independent auditors, and review and discuss the independent auditor's management letter relating to the
Company's internal accounting  controls.                The
purpose of the Compensation Committee is to review and make recommendations to the Board of Directors
concerning                                             the
compensation paid to the Company's officers and key employees. During the fiscal year ending December 31, 1995, the Audit and
Compensation Committees met twice. All members of the Committees attended these meetings.
Executive Compensation
      The following table sets forth the compensation paid by the to Wiley E. Prentice, Jr., the President and Chief Executive Officer of the Company, for the past three years. No officer of the Company received annual salary and bonus exceeding $100,000 during such three-year period.
                                     Annual Compensation
__________________________________________
                                             Other Annual
                           Year             Salary
Bonus
Compensation

Wiley  E.  Prentice, Jr.             1995    $36,763          $-
- -
$--
President   and  Chief  Executive  1994     $36,994           $-
- -
$--
Officer                          1993      $32,849            $-
- -
$--
______________

      Amounts in the table excludes personal use of a Company furnished automobile valued at less than $1,000 and car allowance of $1,800.

       No   employee  of  the  Company  receives  any
additional compensation    for   services  as  a  director.
Non-management
directors  receive a retainer of $500 per month plus  $1,000
per meeting  attended.   Additionally,  each  of  the  non-
management directors received a grant of 10,000 options exercisable at $2.00 per share which vest 25% on grant and 25%
following each year  of service.     The Company has also
agreed to grant each of the  non-
management directors options to acquire 10,000 shares of the Company's common stock on the first anniversary of service and 10,000 shares of common stock on the second anniversary of service. These options will be granted at market value and will vest at the rate of 25% per year. The Board of Directors has also authorized payment of reasonable travel or other out-ofpocket expenses incurred by non-management directors in attending meetings of the Board of Directors.

     The Company has a defined contribution retirement plan under Section 401(k) of the Internal Revenue Code. The plan covers substantially all of the Company's employees and allows the Company to make discretionary contributions. No contributions have been made by the Company to this plan.

Employment Contracts

      The Company has employment agreements with its officers, including Messrs. Prentice and Oliphant and Ms.
Koehler.   Each agreement requires that the executive devote
their full business time to the Company, except Ms. Koehler (who is obligated to devote 60% of her time to the Company) and may be terminated by the Company for "cause" (as
defined in the  agreements).         The
Company has also entered into agreements with Messrs. Prentice and Oliphant and Ms. Koehler which prohibit them from directly competing with the Company for one year within a 50 mile radius of Fort Collins, Colorado following termination of the agreement. Pursuant to their employment
agreements, Mr. Prentice  and  Ms. Koehler   receive  annual
salaries  of  $80,000   and   $60,000,
respectively,  and  are  entitled  to  minimum  increases  of
5% annually.   Mr. Oliphant's employment agreement provides
for an annual salary of $72,000 with a scheduled minimum increase of 5% annually. Each of the officers may also receive such bonuses or compensation as may be awarded by the Board of Directors.
The
employment agreements with Messrs. Prentice and Oliphant extend through March 2000 and the employment agreement with Ms. Koehler extends through March 1998, subject to the right on the part of either the Company or the executive to terminate the employment agreement at any time upon 30 days written notice.

Stock Option Plan

      The Company's 1995 Incentive Stock Option Plan (the "Option Plan") was adopted by the Board of Directors and approved by the shareholders of the Company effective March
1995.   A  total  of 600,000  shares  of Common Stock are
reserved for issuance  under the  Option  Plan.   The Option
Plan provides for the grant of incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").
      The Option Plan is administered by the Board of Directors (or may be administrated by a committee of the Board of Directors), which determines the terms and conditions of the options granted under the Option Plan, including the exercise price,
number  of  shares  subject  to  the  option   and
the
exercisability thereof.

      The exercise price of all Incentive Stock Options granted under the Option Plan must be at least equal to the fair market value of the Common Stock of the Company on the date of grant. In the case of an optionee who owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, the exercise price of Incentive Stock Options may not be less than 110% of the fair market value of the Common Stock on the date of grant.

      The Option Plan provides the Board of Directors the discretion to determine when options will become exercisable and the vesting period of such options.

      At December 31, 1995, a total of 192,500 Incentive Stock Options were outstanding with exercise prices ranging from $2.00 to $3.50 per share. Pursuant to this plan, Mr. Oliphant was granted options to purchase 100,000 shares of common stock at $2.00 per share. Mr.Oliphant's 100,000 options vest at the rate of 20% per year beginning in 1996. Any unvested options expire upon the termination of the option holder's employment with the Company.terminate by their terms

Transactions with Management

      In January 1990, Mr. Prentice and Ms. Koehler, both of whom are officers, directors and principal shareholders of the
Company, formed Applied Computer Technology, a Colorado general partnership (the "Partnership"), which was formed to engage in the business now conducted by the Company and formerly conducted by Mr. Prentice's sole proprietorship. Although the Company was incorporated in January 1989, the Company conducted no operations until December 31, 1990, at which time the Company acquired the assets, and assumed certain liabilities, of the Partnership. The Company issued 1,065,000 and 355,000 shares of Common Stock, respectively, to Mr. Prentice and Ms. Koehler as consideration for the acquisition of the assets of the Partnership.

     Mr. Prentice and Ms. Koehler are the officers, directors and sole shareholders of Managed Care Technologies, Inc., a Colorado corporation, and are the sole partners of Medical Information Systems, a Colorado general partnership (collectively "MCTI"). MCTI is engaged in the development and marketing of software which is designed to assist managed
health care organizations                                in
the  analysis  and  control  of health  care  costs.
Management estimates  that  Ms. Koehler currently devotes
approximately                                            15
hours  per  week  to  the  business of MCTI,  which  employs two
computer  programmers in addition to Ms. Koehler.   Mr.
Prentice does not devote any material time to the affairs of MCTI.

     From time to time, the Company has made advances to MCTI for use by MCTI as working capital. At December 31,
1994  and December 31March 31, 1995, the amount of advances
outstanding                                             to
MCTI   totaled   $230,355   and  $256,760179,000,
respectively,
including accrued interest. In June 1995, the Company and MCTI entered into a loan agreement (the "Loan Agreement") which, commencing January 31, 1996, obligates MCTI to make
payments    of
principal  and interest which increase from $5,000 per  month in
the initial year of repayment, to $7,500 per month in the second year and $10,000 per month thereafter until all amounts owed to the Company are discharged. The Loan Agreement provides that all amounts borrowed from the Company bear interest at the rate of
10%  per  annum.   As additional consideration for  the
advances received from the Company, the Loan Agreement provides that MCTI will pay to the Company 5% of its 1996 gross
revenues,  7.5%                                          of
its 1997 gross revenues, and 10% of its gross revenues received after 19971996 until such payments equal $243,000, which was the highest principal amount owed by MCTI during
the  term  of  the loan.                                  MCTI
will not receive any additional advances  from  the
Company.   As of the date of this Proxy Statement, MCTI  had
not made any payments pursuant to the Loan Agreement.

       The  advances  made  by  the  Company  to  MCTI  are
not
collateralized by any assets of MCTI, but are personally guaranteed, jointly and severally, by Mr. Prentice and Ms. Koehler. MCTI is in the development stage, has minimal net worth and has incurred cumulative losses to
date  of  approximately $400,000.   There can be no assurance
MCTI will be successful                                  in
generating sufficient revenues so as to have the financial resources from which to repay obligations to the Company as such obligations become due. Should MCTI default under the Loan Agreement with the Company, the
Company's sole recourse  will                            be
to enforce the personal guarantees of Mr. Prentice and Ms. Koehler.."

      Although the amount owed by MCTI to the Company is a legal obligation of MCTI, for financial statement purposes the amounts advanced by the Company to MCTI have been shown as dividends, and not as a receivable from MCTI. In 1995 the Company deducted the receivable from MCTI for federal income tax purposes.

     MCTI utilizes approximately 200 square feet in the Company's facilities in Fort Collins, Colorado to conduct its operations. The Company provides administrative services, office supplies and furnishes space used by MCTI for a rental of $1,000 per month.

      Mr. Prentice and Ms. Koehler have personally guaranteed the Company's repayment of amounts advanced under the business
loan agreement   with   Colorado   National   Bank.    Managed
Care
Technologies,  Inc.  also  guaranteed the  Company's
obligations under                                        such
loan agreement.  Neither Mr. Prentice nor Ms. Koehler
received any compensation from the Company for providing such personal guarantees. Mr. Prentice has also guaranteed certain of the Company's real property leases, for which he
received    no
compensation.
      In connection with a private placement of the Company's Common Stock in June 1995, Mr. Prentice's father, three relatives of Ms. Koehler and Mr. Oliphant's wife purchased 90,000 shares of Common Stock for an aggregate purchase price of $112,500.
The
Company's non-management directors, Messrs. Moody and DeWitt, also purchased 50,000 shares of Common Stock in July 1995, under the same terms offered to purchasers in the placement.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors has not selected an independent certified public accountant to audit the books and records of the Company for the 1996 fiscal year. Accordingly, the directors of the Company are not requesting the shareholders to approve or ratify the selection of the Company's accountants for the 1996 fiscal year.
Brock and Company served as the the Company's independent public accountants for the fiscal year ended December 31, 1995. A representative of Brock and Company is not expected to be present at the shareholders meeting.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

           The Company's Annual Report on Form 10-K for the year ending December 31, 1995 will be sent to any shareholder of the Company upon request. Requests for a copy of this report should be addressed to the Secretary of the Company at the address provided on the first page of this proxy statement.
SHAREHOLDER PROPOSALS
      Any shareholder proposal which may properly be included in the Company's proxy solicitation material for the 1997 annual meeting of shareholders must be received by the Secretary of the Company no later than February 9, 1997. GENERAL
      The cost of preparing, printing and mailing the enclosed proxy, accompanying notice and proxy statement, and all other costs in connection with solicitation of proxies will be paid by the Company including any additional solicitation made by letter, telephone or telegraph. Failure of a quorum to be present at the meeting will necessitate adjournment and will subject the Company to additional expense. The Company's annual report, including financial statements for the 1995 fiscal year, is included in this mailing.
      Management of the Company does not intend to present and does not have reason to believe that others will present any other items of business at the annual meeting. However, if other matters are properly presented to the meeting for a vote, the proxies will be voted upon such matters in accordance with the judgment of the persons acting under the proxies.



Please complete, sign and return the enclosed proxy promptly.
No postage is required if mailed in the United States.

               APPLIED COMPUTER TECHNOLOGY, INC.

This Proxy is Solicited by the Board of Directors

            The   undersigned   stockholder   of   the
Company,
acknowledges receipt of the Notice of the Annual Meeting of Stockholders, to be held July 11, 1996, 2:30 P.M. local time, at the Hyatt Regency Tech Center, 7800 E.Tufts Avenue, Denver, Colorado, and hereby appoints Wiley E. Prentice, Jr. with the power of substitution, as Attorney and Proxy to vote all the shares of the undersigned at said annual meeting of stockholders and at all adjournments thereof, hereby ratifying and confirming all that said Attorney and Proxy may do or cause to be done by virtue hereof. The above-named Attorney and Proxy is instructed to vote all of the undersigned's shares as follows:
      (1) To elect the directors who shall constitute the Company's Board of Directors for the ensuing year.
                  {    }    FOR all nominees listed below
(except
as marked to the
                           contrary below)

  (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
  INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME
  IN THE LIST
                             BELOW)

                  {     }   WITHHOLD AUTHORITY to  vote  for
all nominees listed
                          below:

Nominees:

        Wiley   E.   Prentice,  Jr.        Cynthia   E.
Koehler
Robert D. Oliphant

     J. Roger Moody      Michael D. DeWitt

           To transact such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED
HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DISCRETION IS
INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF ITEM 1.

Dated this      day of           , 1996.
_____________________________________
                                        (Signature)


_____________________________________
                                        (Signature)

Please  sign  your  name  exactly as it  appears  on  your
stock certificate.   If  shares are held jointly,  each  holder
should sign.              Executors,  trustees,  and other
fiduciaries  should  so
indicate when signing.

Please Sign, Date and Return this Proxy so that your shares may be voted at the meeting.